FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES FOURTH QUARTER AND YEAR 2006 EARNINGS RESULTS

FORT WORTH, Texas, (March 20, 2006) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today reported quarterly net income of $4.7 million for the fourth quarter ended December 31, 2006, representing a 63% increase from the $2.9 million in net income for the fourth quarter of 2005. Diluted earnings per share for the three months ended December 31, 2006, were $0.23, representing a 15% increase over the $0.20 in diluted earnings per share for the same period of the prior year. Affecting the diluted per share earnings was the issuance of 3 million common shares from the successful completion of the Company’s underwritten public offering during the fourth quarter of 2006.

Hallmark also reported net income of $9.2 million and diluted earnings per share of $0.53 for the year ended December 31, 2006, compared to net income of $9.2 million and diluted earnings per share of $0.76 in the prior year. During the year ended December 31, 2006, Hallmark recorded $9.6 million of interest expense from amortization attributable to the deemed discount on convertible promissory notes issued in January 2006, and converted to common stock during the second quarter of 2006. In the absence of this non-cash expense, the Company's net income for the year ended December 31, 2006, would have been $15.3 million, representing a 66% increase over fiscal 2005, and its diluted earnings per share would have been $0.89 for the year ended December 31, 2006. Diluted earnings per share for the year ended December 31, 2006 were also impacted by the public offering in the fourth quarter.

During the three months and year ended December 31, 2006, Hallmark reported total revenues of $54.7 million and $202.7 million, representing 105% and 133% increases, respectively, over the $26.6 million and $87.0 million in total revenues for the comparable periods of 2005.

Mark J. Morrison, President and Chief Executive Officer, said, "We are very pleased with the results the Company achieved for 2006. Each of our reporting segments performed well during the year and contributed significantly to the overall results. Our record revenues and operating profits for the year are primarily due to recent acquisitions and increased premium retention, as well as year-over-year improvements in underwriting results and operational efficiency. Looking forward, we expect growth in gross written premium to continue into 2007 and beyond as a result of both increased retention of existing business and organic growth.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “I believe that 2006 was a landmark year for our company in which we made excellent progress in implementing our long-term strategic goals.  We began the year with the acquisitions of the enterprises now comprising our Aerospace Operating Unit and TGA Operating Unit, which added significant breadth to the organization. These operating units, which constitute our Specialty Commercial Segment, have performed to our expectations and have been successfully integrated into our operational structure.  Our continuing goal is to selectively acquire businesses like these as a means to expand our existing segments into new specialty and niche markets. In addition, the successful completion of our public offering in the fourth quarter of 2006 has broadened our shareholder base and provided the capital structure needed to support the increased premium retention we anticipate.”

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	($ in thousands)
Gross premiums written	$60,227	$26,482	$213,945	$89,467
Net premiums written	56,752	25,819	202,928	88,252
Net premiums earned	47,174	20,457	152,061	59,184
Commission and fee income	3,120	3,169	35,343	16,703
Net investment income	2,956	1,562	10,461	3,836
Net realized gain (loss) on investments	35	6	(1,466)	58
Total revenues	54,669	26,638	202,741	87,035
Net Income	4,730	2,894	9,191	9,186
EPS - Basic	$0.23	$0.20	$0.53	$0.76
EPS - Diluted	$0.23	$0.20	$0.53	$0.76
Return on Average Equity	13.9%	13.8%	7.8%	15.6%
Adjusted Net Income (1)	4,730	2,894	15,257	9,186
Adjusted EPS - Basic (1)	$0.23	$0.20	$0.89	$0.76
Adjusted EPS - Diluted (1)	$0.23	$0.20	$0.89	$0.76
Adjusted Return on Average Equity (1)	13.9%	13.8%	17.2%	15.6%
Book Value Per Share	$7.26	$5.89	$7.26	$5.89

(1)	Adjusted to exclude the effect of the non-cash interest expense charge of $6.1 million (net of tax) resulting from the convertible promissory notes issued and converted during the year.

The following reconciles Hallmark's year to date net income, diluted earnings per share and return on average equity computed without the interest expense from amortization attributable to the deemed discount on convertible promissory notes to its reported results (in thousands). Management believes this reconciliation provides useful supplemental information in evaluating the operating results of Hallmark’s business. This disclosure should not be viewed as a substitute for net income, diluted earnings per share and return on average equity determined in accordance with U.S. generally accepted accounting principles (“GAAP”):

	Income excluding interest expense from amortization of discount, net of tax	Interest expense from amortization of discount	Tax effect	Net Income

Year ended December 31, 2006	$15,257	$9,625	$(3,559)	$9,191

Weighted average shares - basic	17,181			17,181
Weighted average shares - diluted	17,194			17,194
Average shareholders' equity	117,960			117,960

Net income per share - basic	$0.89			$0.53
Net income per share - diluted	$0.89			$0.53
Return on average equity	17.2%			7.8%

Excluding the effect of the non-cash interest expense charge, the increase in net income for the three months and year ended December 31, 2006 versus the same periods in 2005 was primarily attributable to the results of Hallmark's Specialty Commercial Segment, the subsidiaries of which were acquired January 1, 2006, the retention of business produced by its Standard Commercial Segment beginning in the third quarter of 2005 and additional investment income.

The acquisitions of the subsidiaries comprising the Specialty Commercial Segment in the first quarter of 2006 contributed $24.7 million and $80.7 million to the increase in total revenues for the three months and year ended December 31, 2006, respectively, as compared to the same periods in 2005. The retention of business produced by the Standard Commercial Segment that was previously retained by third parties also contributed $8.0 million and $48.3 million to the increase in revenue for the three months and year ended December 31, 2006, respectively, but was partially offset by lower ceding commissions and fee revenues of $6.3 million and $18.3 million for the three months and year ended December 31, 2006, respectively, primarily attributable to the shift from a third-party agency structure to an insurance underwriting structure.

Net investment income for the three months and year ended December 31, 2006 were $3.0 million and $10.5 million, respectively, compared to $1.6 million and $3.8 million for the similar periods in 2005. The quarter and fiscal year increases of 89% and 173%, respectively, reflected higher interest rates and greater average cash and invested assets in 2006 attributable to positive cash flow from operations and reinvestment of the strong earnings. The fiscal year increase was partially offset by net realized losses on our investment portfolio of $1.5 million for fiscal 2006 as compared to nominal net realized gains during fiscal 2005.

Hallmark's net losses and loss adjustment expenses and its net loss ratio for the three months ended December 31, 2006 were $26.6 million and 56.5%, respectively, compared to $11.2 million and 54.7%, respectively, for the same period in 2005. The net losses and loss adjustment expenses and net loss ratio for the year ended December 31, 2006 were $87.1 million and 57.3%, respectively, compared to $33.8 million and 57.1%, respectively, for the same period of 2005. For the three months ended December 31, 2006, the Company had a reduction in its projected favorable development of prior years’ loss reserve estimates of $0.3 million, as compared to $1.2 million of favorable development recognized for the same period in 2005. For the year ended December 31, 2006, the Company recognized $1.2 million in favorable development of prior years’ loss reserve estimates as compared to $2.4 million of favorable development during 2005.

Hallmark's other operating costs and expenses and its expense ratio for the three months ended December 31, 2006 were $19.5 million and 28.1%, respectively, compared to $10.7 million and 32.4%, respectively, for the same period in 2005. Other operating costs and expenses and the expense ratio for the year ended December 31, 2006 were $83.6 million and 28.4%, respectively, compared to $38.5 million and 30.8% for the same period of 2005.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property and casualty insurance products to businesses and individuals. The Company's business involves marketing, distributing, underwriting and servicing commercial insurance in Texas, New Mexico, Idaho, Oregon, Montana, Louisiana, Oklahoma, Arkansas and Washington; marketing, distributing, underwriting and servicing non- standard personal automobile insurance in Texas, New Mexico, Arizona, Oklahoma, Arkansas, Idaho, Oregon and Washington; marketing, distributing, underwriting and servicing general aviation insurance in 47 states; and providing other insurance related services. The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this Release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

HALLMARK FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
(In thousands)

ASSETS	2006	2005
Investments:
Debt securities, available-for-sale, at fair value	$125,784	$79,360
Equity securities, available-for-sale, at fair value	4,580	3,403
Short-term investments, available-for-sale, at fair value	25,275	12,281

Total investments	155,639	95,044

Cash and cash equivalents	81,474	44,528
Restricted cash and investments	31,815	13,802
Prepaid reinsurance premiums	1,629	767
Premiums receivable	44,644	26,530
Accounts receivable	13,223	2,083
Reinsurance recoverable	5,930	444
Deferred policy acquisition costs	17,145	9,164
Excess of cost over fair value of net assets acquired	31,427	4,836
Intangible assets	26,074	459
Deferred federal income taxes	-	3,992
Prepaid expenses	1,769	802
Other assets	5,184	6,455

	$415,953	$208,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable	$35,763	$30,928
Structured settlements	24,587	-
Reserves for unpaid losses and loss adjustment expenses	77,564	26,321
Unearned premiums	91,606	36,027
Unearned revenue	5,734	4,055
Reinsurance balances payable	1,060	116
Accrued agent profit sharing	1,784	2,173
Accrued ceding commission payable	3,956	11,430
Pension liability	3,126	2,932
Deferred federal income taxes	2,310	-
Current federal income tax payable	2,132	300
Accounts payable and other accrued expenses	15,600	9,436

	265,222	123,718
Commitments and contingencies

Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares in 2006 and 16,666,667
shares in 2005; issued 20,776,066 shares in 2006 and 14,476,102 shares in 2005	3,740	2,606
Capital in excess of par value	117,932	62,907
Retained earnings	31,480	22,289
Accumulated other comprehensive loss	(2,344)	(2,597)
Treasury stock, 7,828 shares in 2006 and 2,470 shares in 2005, at cost	(77)	(17)

Total stockholders’ equity	150,731	85,188

	$415,953	$208,906

Hallmark Financial Services, Inc. and Subsidiaries Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Gross premiums written	$60,227	$26,482	$213,945	$89,467
Ceded premiums written	(3,475)	(663)	(11,017)	(1,215)
Net premiums written	56,752	25,819	202,928	88,252
Change in unearned premiums	(9,578)	(5,362)	(50,867)	(29,068)
Net premiums earned	47,174	20,457	152,061	59,184

Investment income, net of expenses	2,956	1,562	10,461	3,836
Realized gain (loss)	35	6	(1,466)	58
Finance charges	1,043	508	3,983	2,044
Commission and fees	3,120	3,169	35,343	16,703
Processing and service fees	336	931	2,330	5,183
Other income	5	5	29	27

Total revenues	54,669	26,638	202,741	87,035

Losses and loss adjustment expenses	26,639	11,200	87,117	33,784
Other operating costs and expenses	19,486	10,740	83,583	38,492
Interest expense	1,024	600	5,798	1,264
Interest expense from amortization of discount on convertible notes	-	-	9,625	-
Amortization of intangible asset	574	(4)	2,293	27

Total expenses	47,723	22,536	188,416	73,567

Income before tax	6,946	4,102	14,325	13,468

Income tax expense	2,216	1,208	5,134	4,282

Net income	4,730	2,894	9,191	9,186

Common stockholders net income per share:
Basic	$0.23	$0.20	$0.53	$0.76
Diluted	$0.23	$0.20	$0.53	$0.76

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Three Months Ended December 31, 2006
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	22,322	40,872	11,019	-	74,213

Gross premiums written	22,186	27,022	11,019	-	60,227
Ceded premiums written	(2,728)	(747)	-	-	(3,475)
Net premiums written	19,458	26,275	11,019	-	56,752
Change in unearned premiums	250	(9,767)	(61)	-	(9,578)
Net premiums earned	19,708	16,508	10,958	-	47,174

Total revenues	17,557	24,686	12,054	372	54,669

Loss and loss adjustment expenses	11,634	7,939	7,074	(8)	26,639

Pre-tax income	512	6,384	2,000	(1,950)	6,946

Loss ratio (1)	59.0%	48.1%	64.6%		56.5%
Expense ratio (2)	29.3%	30.5%	22.6%		28.1%
Combined ratio (3)	88.3%	78.6%	87.2%		84.6%

	Three Months Ended December 31, 2005
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	19,512	-	8,337	-	27,849

Gross premiums written	18,083	-	8,399	-	26,482
Ceded premiums written	(1,151)	-	488	-	(663)
Net premiums written	16,932	-	8,887	-	25,819
Change in unearned premiums	(5,248)	-	(114)	-	(5,362)
Net premiums earned	11,684	-	8,773	-	20,457

Total revenues	15,873	-	10,738	27	26,638

Loss and loss adjustment expenses	6,979	-	4,237	(16)	11,200

Pre-tax income	1,890	-	3,981	(1,769)	4,102

Loss ratio (1)	59.7%		48.3%		54.7%
Expense ratio (2)	34.2%		30.0%		32.4%
Combined ratio (3)	93.9%		78.3%		87.1%

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Year Ended December 31, 2006
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	91,679	156,482	45,135	-	293,296

Gross premiums written	91,070	77,740	45,135	-	213,945
Ceded premiums written	(8,850)	(2,167)	-	-	(11,017)
Net premiums written	82,220	75,573	45,135	-	202,928
Change in unearned premiums	(12,146)	(35,903)	(2,818)	-	(50,867)
Net premiums earned	70,074	39,670	42,317	-	152,061

Total revenues	75,325	80,689	46,998	(271)	202,741

Loss and loss adjustment expenses	38,799	21,908	26,443	(33)	87,117

Pre-tax income	11,757	14,309	8,760	(20,501)	14,325

Loss ratio (1)	55.4%	55.2%	62.5%		57.3%
Expense ratio (2)	29.4%	30.5%	24.9%		28.4%
Combined ratio (3)	84.8%	85.7%	87.4%		85.7%

	Year Ended December 31, 2005
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	81,721	-	36,345	-	118,066

Gross premiums written	52,952	-	36,515	-	89,467
Ceded premiums written	(1,703)	-	488	-	(1,215)
Net premiums written	51,249	-	37,003	-	88,252
Change in unearned premiums	(29,498)	-	430	-	(29,068)
Net premiums earned	21,751	-	37,433	-	59,184

Total revenues	43,067	-	43,907	61	87,035

Loss and loss adjustment expenses	12,610	-	21,239	(65)	33,784

Pre-tax income	6,651	-	11,647	(4,830)	13,468

Loss ratio (1)	58.0%		56.7%		57.1%
Expense ratio (2)	34.4%		28.8%		30.8%
Combined ratio (3)	92.4%		85.5%		87.9%

[1]	Net loss ratio is calculated as total net losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP.

[2]
Net expense ratio is calculated as total underwriting expenses of our insurance company subsidiaries, including allocated overhead expenses and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. During the fourth quarter of fiscal 2006, we adopted the widely used industry calculation that offsets expenses with agency fee income. All prior period comparative expense ratios have been restated.

[3]	Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.